Napster Contact:
Dana M. Harris
Napster
310-281-5000
dana.harris@napster.com

AOL Contacts:
Karen M. DeMarco
AOL
310-285-2960
karenmdemarco@aol.com

Ruth Sarfaty
AOL
212-652-6360
rsarfaty1@aol.com

AOL NAMES NAPSTER AS EXCLUSIVE MUSIC SUBSCRIPTION PROVIDER INTEGRATED INTO AOL MUSIC

LOS ANGELES, CA - January 12, 2007 - AOL (NYSE: TWX) and Napster™ (NASDAQ: NAPS), announced today that Napster will become the exclusive music subscription provider integrated into AOL Music, replacing AOL Music Now®. The two companies will work together to migrate approximately 350,000 paid subscribers of the Music Now service to Napster’s award-winning digital music subscription service. Additionally, AOL will promote Napster with links to the Napster service throughout AOL’s free music site, AOL Music (http://www.aolmusic.com), one of the top music destinations on the Web.

Music Now customers are being notified that their music accounts will be migrated to Napster unless they opt out. In order to enjoy uninterrupted service, Music Now customers will be able to use their current member ID and password to access the Napster subscription service, and their billing information will be securely transferred directly to Napster. In addition, Napster will re-create migrating customers’ existing personal Music Now music libraries, including any original playlists they have created and saved. Napster also will retain Music Now’s current pricing tiers for migrating subscribers and to transfer any pre-paid track credits they have in their accounts.

“We are pleased to provide our subscribers the opportunity to seamlessly transition to Napster, which will become the only music subscription service integrated into AOL Music,” said Mike Rich, Vice President, AOL Entertainment. “Music Now subscribers can look forward to enjoying a world-class music experience from Napster.”

“Napster's new relationship with AOL provides us with an excellent opportunity to aggressively grow subscribers through deep integration with one of the most visited music destinations on the Web,” said Chris Gorog, Napster’s chairman and CEO. “This transaction firmly positions Napster to be the unequivocal global leader in the premium music subscription sector and the number two overall in digital music revenue. We greatly look forward to serving all of the current AOL Music Now subscribers by providing them with the best possible unlimited music experience from Napster."

AOL and Napster expect to complete the service migration within the next 60 days.

About Napster
Napster, the pioneer of digital music, offers the ultimate interactive music experience. With an expanding roster of offerings including free, Web-based music listening and sharing, subscription and portable subscription services, and an advanced mobile music platform, Napster creates better ways to discover, share, acquire and enjoy music - anytime, anywhere. Napster is headquartered in Los Angeles, with offices in Frankfurt, London, New York, San Diego, San Jose and Tokyo.

About AOL
AOL is a global Web services company that operates some of the most popular Web destinations, offers a comprehensive suite of free software and services, runs the country's largest Internet access business, and provides a full set of advertising solutions. A majority-owned subsidiary of Time Warner Inc. [NYSE: TWX], AOL LLC is based in Dulles, Virginia. AOL and its subsidiaries also have operations in Europe, Canada and Asia. Learn more at AOL.com.

Safe Harbor Statement
Except for historical information, the matters discussed in this press release, in particular matters related to Napster's relationship with AOL, the migration of the AOL Music Now subscribers to Napster, and Napster’s leadership in the premium music subscription service and position in digital music revenue contain forward-looking statements that are subject to certain risks and uncertainties including the failure to maintain strategic relationships, subscriber churn, and intense competition that could cause actual results to differ materially from those projected. Additional information on these and other factors are contained in Napster's reports filed with the Securities and Exchange Commission (SEC), including the Company's Quarterly Report on Form 10-Q as filed with the SEC on November 8, 2006, copies of which are available at the website maintained by the SEC at http://www.sec.gov. Napster assumes no obligation to update the forward-looking statements included in this press release.

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Copyright © 2007 Napster, LLC. All rights reserved. Napster is a registered trademark of Napster, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are owned by their respective owners.